Exhibit 23.5

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Deep Down, Inc.
Houston, Texas

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form S-1/A (Amendment No. 3) of our report dated March 17, 2008 and October 12, 2007, relating to the financial statements of Mako Technologies, Inc. as of and for the period ended September 30, 2007 and as of and for the year ended December 31, 2006.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 9, 2009